Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-269165) pertaining to the GeneDx Holdings Corp. 2021
Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan,

(2) Registration Statement (Form S-3 No. 333-267112) of GeneDx Holdings Corp. (f/k/a Sema4 Holdings
Corp.),

(3) Registration Statement (Form S-3 No. 333-267108) of GeneDx Holdings Corp. yes

(4) Registration Statement (Form S-8 No. 333-264627) pertaining to the Sema4 Holdings Corp. Non-Plan
Inducement Awards,

(5) Registration Statement (Form S-8 No. 333-262338) pertaining to the Sema4 Holdings Corp. 2021
Equity Incentive Plan and Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan,

(6) Registration Statement (Form S-8 No. 333-260481) pertaining to the Sema4 Holdings Corp. Earn-out
RSU Awards, and

(7) Registration Statement (Form S-8 No. 333-259815) pertaining to the Sema4 Holdings Corp. 2021
Equity Incentive Plan, Sema4 Holdings Corp. 2021 Employee Stock Purchase Plan, the outstanding stock options under the Mount Sinai Genomics, Inc. d/b/a Sema4 2017 Equity Incentive Plan and
Sema4 Holdings Corp. Earn-out RSU Awards

of our report dated March 16, 2023, with respect to the consolidated financial statements of GeneDx Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ ERNST & YOUNG LLP

New York, New York
March 16, 2023